Contact:  Dean Ridlon, Investor Relations Director
Phone:  978.640.5309
Email:  Investor_Relations@avid.com


       Avid Closes 2003 with Highest Ever Quarterly and Annual Net Income


TEWKSBURY, Mass. - January 29, 2004 - Avid Technology, Inc. (NASDAQ: AVID) today reported record earnings for the fourth quarter and year ended December 31, 2003. Net income for the fourth quarter was $15.8 million, or $.47 per diluted share, on revenues of $127.3 million. This compares to net income of $4.3 million, or $.15 per diluted share, on revenues of $112.8 million for the corresponding quarter in 2002.

Net income for the year ended December 31, 2003 was $40.9 million, or $1.25 per diluted share, on revenues of $471.9 million. This compares to net income of $3.0 million, or $.11 per diluted share, on revenues of $418.7 million reported for 2002.

Avid's revenues increased by 13% year-over-year for both the fourth quarter and the full year. Gross margins for the fourth quarter of 2003 were 57.8%, more than two percentage points higher than the third quarter of 2003 and more than five points higher than the fourth quarter of 2002. Included in the fourth quarter of 2003's operating expenses is a $1.3 million non-cash charge related to vacating real estate subject to long-term leases in the San Francisco area.

"Our strong fourth quarter results cap off an extremely successful year for Avid," said David Krall, Avid's president and chief executive officer. "Our net income for both the fourth quarter and the full year was our highest ever. We achieved double-digit percentage growth, year-over-year, in our quarterly revenue for both our video and audio segments, resulting in our highest annual revenue growth since 1995. At the same time, we more than doubled our cash balance during the year to nearly $200 million at year-end. Since then, we have used some of these cash reserves to acquire NXN Software AG, which we closed on January 26, 2004. We also increased our stockholders' equity from $123.6 million as of December 31, 2002, to $227.1 million as of December 31, 2003."

Krall continued, "These results come at the end of a year in which we delivered some of the most ground-breaking products in our 16-year history, including the new Avid DNA(TM) family. We're very pleased with our accomplishments on both the product and financial levels, and we believe that our commitment to technological innovation will continue to drive our success in the future."

Conference Call
A conference call to discuss Avid's fourth quarter 2003 financial results and the company's outlook for 2004 will be held today, January 29 at 5:00 p.m. EST. The call will be open to the public. The conference call can be accessed by dialing (719) 457-2617 and referencing confirmation code 728235. The call and subsequent replay will also be available on Avid's Web site. To listen via this alternative, go to the Investors page under the Company menu at www.avid.com for complete details 10-15 minutes prior to the start of the conference call.

The above release includes a forward-looking statement, as defined by the Private Securities Litigation Reform Act of 1995, about Avid's future performance. There are a number of factors that could cause actual events or results of operations to differ materially from that indicated by such forward-looking statement, such as continued market acceptance of Avid's products, further weakening of worldwide economic conditions, and the other factors set forth under the caption "Certain Factors That May Affect Future Results" in Avid's Form 10-Q for the quarter ended September 30, 2003, and other filings with the Securities and Exchange Commission. In addition, the forward-looking statement contained herein represents Avid's estimate only as of today and should not be relied upon as representing the company's estimate as of any subsequent date. While Avid may elect to update this forward-looking statement at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.

About Avid Technology, Inc.
Avid Technology, Inc. is the world leader in digital nonlinear media creation, management and distribution solutions, enabling film, video, audio, animation, games, and broadcast news professionals to work more efficiently, productively and creatively. For more information about the company's Oscar(R), Grammy(R), and Emmy(R) award-winning products and services, please visit: www.avid.com.

(C) 2004 Avid Technology, Inc. All rights reserved. Avid, Avid DNA and Film Composer are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design and engineering of the Avid(R) Film Composer(R) system for motion picture editing. Oscar is a registered trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of The National Academy of Recording Arts & Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

                                                                        Three Months Ended                    Year Ended
                                                                           December 31,                       December 31,
                                                                  -------------------------------    ------------------------------
                                                                       2003            2002              2003             2002
                                                                  --------------- ---------------    --------------  --------------
                                                                    (unaudited)     (unaudited)
Net revenues                                                            $127,328        $112,784          $471,912        $418,719
Cost of revenues                                                          53,754          53,708           209,373         207,236
                                                                  --------------- ---------------    --------------  --------------
 Gross profit                                                             73,574          59,076           262,539         211,483
                                                                  --------------- ---------------    --------------  --------------

Operating expenses:
 Research and development                                                 21,719          21,201            85,552          82,346
 Marketing and selling                                                    28,733          25,343           109,704         100,761
 General and administrative                                                6,576           4,834            23,208          19,819
 Restructuring and other costs, net                                        1,335           3,250             3,194           2,923
 Amortization of acquisition-related intangible assets                       341             293             1,316           1,153
                                                                  --------------- ---------------    --------------  --------------
  Total operating expenses                                                58,704          54,921           222,974         207,002

Operating income                                                          14,870           4,155            39,565           4,481
Interest and other income (expense), net                                     544             411             1,874             218
                                                                  --------------- ---------------    --------------  --------------
Income before income taxes                                                15,414           4,566            41,439           4,699
Provision for (benefit from) income taxes                                   (350)            300               550           1,700
                                                                  --------------- ---------------    --------------  --------------

Net income                                                               $15,764          $4,266           $40,889          $2,999
                                                                  =============== ===============    ==============  ==============

Net income per common share - basic                                        $0.51           $0.16             $1.40           $0.11
                                                                  =============== ===============    ==============  ==============

Net income per common share - diluted                                      $0.47           $0.15             $1.25           $0.11
                                                                  =============== ===============    ==============  ==============

Weighted average common shares outstanding - basic                        30,764          26,738            29,192          26,306
                                                                  =============== ===============    ==============  ==============

Weighted average common shares outstanding - diluted                      33,864          28,268            32,653          26,860
                                                                  =============== ===============    ==============  ==============

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(in thousands)

                                                                         December 31,          December 31,
                                                                             2003                  2002
                                                                      ------------------    ------------------
ASSETS:
Current assets:
 Cash and marketable securities                                               $196,309               $89,034
 Accounts receivable, net of allowances of $9,161 and $10,614
   at December 31, 2003 and December 31, 2002, respectively                     69,230                65,942
 Inventories                                                                    38,292                38,047
 Prepaid and other current assets                                               13,181                11,919
                                                                      ------------------    ------------------
   Total current assets                                                        317,012               204,942

 Property and equipment, net                                                    23,223                25,731
 Acquisition-related intangible assets, net                                      5,151                 2,600
 Other assets                                                                    2,733                 2,530
                                                                      ------------------    ------------------
   Total assets                                                               $348,119              $235,803
                                                                      ==================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                                                              $15,755               $24,297
 Accrued expenses and other current liabilities                                 59,709                51,032
 Deferred revenue                                                               44,943                35,483
                                                                      ------------------    ------------------
   Total current liabilities                                                   120,407               110,812

 Long term liabilities, less current portion                                       607                 1,427

   Total stockholders' equity                                                  227,105               123,564
                                                                      ------------------    ------------------

   Total liabilities and stockholders' equity                                 $348,119              $235,803
                                                                      ==================    ==================